UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Borel Avenue, Suite 616

San Mateo, CA 94402

(Address of Principal Executive Offices)

(650) 241-2292

(Registrant’s telephone number, including area code)

515 Galveston Drive

Redwood City, CA 94063

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In November 2011, Maxygen, Inc. (the “Company”) announced that its proposal for a contract award from the Biomedical Advanced Research and Development Authority, an agency within the U.S. Department of Health and Human Services (“BARDA”), for the development of its MAXY-G34 product candidate as a potential medical countermeasure for Acute Radiation Syndrome (“ARS”) was rejected by BARDA. In rejecting the Company’s proposal, BARDA’s initial notification noted several technical and operational weaknesses in the proposal.

However, in a subsequent notification, BARDA has clarified that its decision with respect to the Company’s proposal was primarily based on BARDA’s availability of funding. BARDA also has encouraged the Company to continue to engage with BARDA and indicated that the Company’s MAXY-G34 program would be reconsidered by BARDA if the circumstances related to its funding availability changed in the future.

The Company will continue to evaluate its plans for the MAXY-G34 program in light of this development. However, there can be no assurances that the circumstances related to BARDA’s funding availability will change, that BARDA will open a future solicitation applicable to the MAXY-G34 program or ARS, or that the Company would submit a proposal for, or be awarded a contract under, any potential future BARDA solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)

Date: January 26, 2012	/s/ James Sulat
(Signature)
Name: James Sulat
Title: Chief Executive Officer